Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Immune Pharmaceuticals Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-195251) and Form S-3 (No. 333-198647) of Immune Pharmaceuticals, Inc. of our report dated March 30, 2016 relating to the financial statements of Immune Pharmaceuticals, Inc., which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York

March 30, 2016